Exhibit 5.6

14th Floor, Menara Keck Seng

203 Jalan Bukit Bintang

55100 Kuala Lumpur

MALAYSIA

Tel: + 6 03 2118 5000

Fax: + 6 03 2118 5111

Email: general@azmilaw.com

Website: www.azmilaw.com

PARTNERS

Dato’ Azmi Mohd Ali

Ahmad Lutfi Abdull Mutalip

Serina Abdul Samad

Azlan Sulaiman

Raja Ahmad Mohzanuddin Shah Raja Mohzan

Your Ref:

Our Ref: A&A/1600480/DAMA/LKH/JDW

23 August 2016

Vantage Drilling International

777 Post Oak Boulevard, Suite 800,

Houston, Texas 77056

Attn: Melisa Jacobs

Dear Sirs,

Re: Registration of Securities of Vantage Drilling International and Subsidiaries

1.      BACKGROUND

We have acted as special Malaysia counsel for Vantage Drilling International (formerly known as Offshore Group Investment Limited) (the “Company”), Vantage Drilling (Malaysia) I Sdn. Bhd. (“VDM”) and Vantage Drilling Labuan I Ltd (“VDL”) in connection with the registration statement (the “Registration Statement”) on Form S-1 (File No. 333-212081), including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended, (the “Act”) relating to the sale by the selling securityholders identified in the prospectus (the “Selling Securityholders”) from time to time of up to 2,999,100 units of stapled securities (the “Stapled Securities”) of the Company.

Each Stapled Security comprises one ordinary share of the Company, par value USD$0.001 per share (the “Common Share”), and USD$172.61 original issuance principal amount of the Company’s 1%/12% Step-Up Senior Secured Third Lien Convertible Notes due 2013 (the “Notes”), in each case subject to adjustment as described in the Indenture (as defined below).

The Notes were issued under an indenture, dated February 10, 2016 (as supplemented, the “Indenture”), among the Company, the guarantors named therein, including VDM and VDL (the “Guarantors”) and U.S. Bank National Association, not in its individual capacity but solely as trustee (together with its successors and assigns, in such capacity, the “Trustee”) and not in its individual capacity but solely as collateral agent (together with its successors and assigns, in such capacity, the “Noteholder Collateral Agent”). The Notes are guaranteed (the “Guarantees” and, together with Stapled Securities and the Notes, the “Securities”) by the Guarantors.

In rendering this opinion, we have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1    The Certificate of Incorporation and Memorandum and Articles of Association of VDM as registered or adopted as at the date of incorporation, 25th day of January 2011 (“VDM Certificate of Incorporation and Memorandum and Articles of Association”);

Zuhaidi Mohd Shahari

Noreeta Mohd Nor

Farhah Hayati Mamat

Abu Daud Abd Rahim

Rosinah Mohd Salleh

Norhisham Abd Bahrin

Siti Zurina Sabarudin

Sharizan Sarif

Philip Teoh

Moo Eng Thing

Ahmad Syahir Yahya

SENIOR ASSOCIATES 1

Haji Mohd Rasheed Khan

Jaswandar Singh

Mohd Shah Hashim

Hajah Noraini Abdullah

Syed Muhammad Ridza Syed Abdullah

Melinda Marie D’Angelus

Lee Kin Hing

Suhara Mohamad Sidik

SENIOR ASSOCIATES 2

Faizah Khamarudin

Farah Nadiah Zainudin

Lim Sheh Ting

Marlyn Abdul Malik Perone

Hazira Fatiha Ismail

Jazmin Yaacob

Norazlianaliza Supar

Zarith’ Aidah Ahmad Shukri

Ahmed Ezzedin Mohammed

ASSOCIATES

Mohd Farizal Farhan Abd Ghafar

Izzah Zayana Abu Bakar

Ahmad Syiimir Suffian

Lee Ai Wi

Nadia Liyana Hassan

Wan Nor Nadia W. Ramli

Lina Nadrah Jaafar

Mohd Sallahudin Abdullah

Jolene Lee Miao Chi

Anis Afiqah Che Rahim

Cassandra Lim Jen Nie

Kueh Joe Jye

Aini Salbia Mohd Shukri

Nur Ajeerah Mustafa

Justin Dominic Wong Chi Wen

Nazran Arvind Nahdan Rengganathan

Mohd Ashraf Ramli

Nur Fardhiah Mohd Nawawi

Shazlinaah Kamaludeen

Ahmad Danial Abdul Rahim

Nur Farahin Abd Manaf

Yong Chui Wen

Pung Qing Wei

Nawal ‘Aqilah Mohd Baharudin

Farid Ariffin Zainal Ariffin

Hanizah Mohd Huzin

Siti Fitrah Mohamed Jamal

Lim Ming Lun

Hanani Hayati Mohd Adhan

Nur’ Isadora Ismail

Jack Lee Yong Jie

Abdul Hakim Abdul Halim

Nur Sajati Asan Mohamed

Komathi A/P P. Karuppanan

MAIN OFFICES OF TERRALEX

ASIA PACIFIC

Bangkok

Bangalore

Beijing

Calcutta

Chennai (Madras)

Dhaka

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur

EUROPE

Amsterdam

Antwerp

Athens

Barcelona

Berlin

Bratislava

Brussels

Bucharest

Budapest

Copenhagen

Dresden

Dublin

Düsseldorf

Edinburgh

Frankfurt

Geneva

Gibraltar

Hamilton

Helsinki

Istanbul

Kiev

Manila

Melbourne

Mumbai

New Delhi

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Lisbon

London

Luxembourg

Lyon

Madrid

Matta

Milan

Minsk

Moscow

Munich

Nicosia

Oslo

Paris

Prague

Reykjavik

Rome

Stockholm

Sofia

Vienna

Zurich

MIDDLE EAST Beirut Gaza City	Tel Aviv

U.S. & CANADA

Albany

Aspen

Atlanta

Baltimore

Boston

Buffalo

Cambridge

Chicago

Cleveland

Columbus

Dallas

Denver

Detroit Metro

Fort Myers

Fort Wayne

Grand Rapids

Hartford

Houston

Kansas City

Las Vegas

Little Rock

Los Angeles

Madison

Memphis

Miami

Milwaukee

Minneapolis

Montreal

New Haven

New Orleans

New York

Oklahoma City

Open City

Orlando

Ottawa

Phoenix

Pittsburgh

Portland

Salt Lake City

San Diego

San Francisco

Santa Barbara

Santa Fe

Seattle

St. Louis

Stamford

Tampa

Toronto

Vancouver

SOUTH AMERICA & CARRIBEAN
Bahamas Bogotá Buenos Aires Caracas Guatemala City Lima Mexico City Montevideo	Port-Louis Rio de Janeiro Sao Paulo San Salvador Santo Domingo Santiago Quito
AFRICA
Accra Bamenda Cape Town Dar-es-salaam Gabarone	Harare Lagos Luanda Windhoek

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Azmi & Associates	Page 2

1.2	The Certificate of Incorporation and Memorandum and Articles of Association of VDL as registered or adopted as at the date of incorporation, 21st day of January, 2011 (“VDL Certificate of Incorporation and Memorandum and Articles of Association”);

1.3	The Certificate of Good Standing issued by the Companies Commission of Malaysia (the registrar of the companies registered under the Companies Act 1965 in Malaysia) (“CCM”) in respect of VDM dated 16th August 2016 (“VDM Certificate of Good Standing”);

1.4	The Certificate of Good Standing issued by the Labuan Financial Services Authority (the registrar of the companies registered under the Labuan Companies Act 1990 in Malaysia) (“Labuan FSA”) in respect of VDL dated 15th August 2016 (“VDL Certificate of Good Standing”);

1.5	The corporate information search issued by CCM dated 5th August 2016 in respect of VDM;

1.6	A company charges search issued by CCM dated 5th August 2016 in respect of VDM;

1.7	A Letter of Information issued by Labuan FSA dated 15th August 2016 in respect of VDL;

1.8	A Letter of Charges issued by Labuan FSA dated 22nd August 2016 in respect of VDL; and

1.9	Board of Directors’ Resolutions dated 10th February 2016 in respect of VDM and VDL (“Board of Directors’ Resolutions”).

2.	ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of Malaysia which are in force on the date of this opinion. In giving this opinion, we have relied upon the following assumptions, without further verification, that:

2.1	each document submitted to us for our review is authentic, accurate, and complete, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

2.2	each certificate issued by a governmental official, office or agency concerning VDM and VDL, including but not limited to certificates of corporate status, is accurate, complete and authentic;

2.3	all conditions referred to in the approval letter from the Central Bank of Malaysia dated 18 February 2016, issued to VDM remain satisfied, unless otherwise stated in this opinion.

3.	QUALIFICATIONS

This opinion only relates to the laws of general application of Malaysia as at the date hereof and as currently applied by the Malaysian courts, and is given on the basis that it will be governed by and construed in accordance with the laws of Malaysia. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Malaysia. In rendering this legal opinion, we have assumed:

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3.1	the completeness and conformity to originals of all agreements and/or documents supplied to us as copied and the authenticity of the originals of the agreements and/or documents;

3.2	all signatures, initials and seals are genuine;

3.3	that there have been no amendments to the VDM Certificate of Incorporation and Memorandum and Articles of Association and VDL Certificate of Incorporation and Memorandum and Articles of Association examined by us;

3.4	that the Board of Directors’ Resolutions of VDM and VDL have been duly passed and have not been amended or rescinded and are in full force and effect;

3.5	save to the extent expressly opined on this opinion, that all factual statements made in the Notes and the Indenture are correct and are not misleading due to the omission, whether wilful or otherwise, of any material fact (as to which we express no opinion).

We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this opinion that may result from any change of law or fact that may arise after the date of this opinion. Our opinion is limited to the matters stated herein and no opinion is to be implied or inferred beyond the matters stated herein.

4.	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out above, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

4.1	VDM and VDL have been duly organized and are validly existing in good standing under the laws of Malaysia;

4.2	The execution, delivery and performance of the Indenture by VDM has been duly authorized by all necessary action on the part of VDM, subject to notification which has already been sent by VDM to the Central Bank of Malaysia on the change of name of the Company from Offshore Group Investment Limited to Vantage Drilling International on February 11 2016 and the receipt by VDM any acknowledgement and/or approval (where applicable) issued by the Central Bank of Malaysia on the same;

4.3	The execution, delivery and performance of the Indenture by VDL have been duly authorized by all necessary action on the part of VDL;

4.4	The Guarantees by VDM and VDL with respect to the Notes have been duly authorized by VDM and VDL;

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations, warranties, or other information, contained in any of the above documents or any document examined in connection with this opinion except as expressly confirmed herein.

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Azmi & Associates	Page 4

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours faithfully,

for Azmi & Associates

/s/ Justin Dominic Wong	/s/ Lee Kin Hing	/s/ Dato’ Azmi Mohd Ali
Justin Dominic Wong	/ Lee Kin Hing	Dato’ Azmi Mohd Ali
Associate	/Senior Associate 1	Senior Partner

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